UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2013
AZURE HOLDING GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-184440	33-1224256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2360 Corporate Circe, Ste. 400, Henderson, NV 89074-7722
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		702.997.3119
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On June 14, 2013, we received written consent from our board of directors and the holders of 67% of our voting securities to increase our authorized capital from 75,000,000 shares of common stock to 300,000,000 shares of common stock and to effect a 15 new for one (1) old forward split of our issued and outstanding shares of common stock.  Upon effect of the forward stock split, our issued and outstanding shares of common stock will be increased from 8,150,000 to 122,250,000 shares of common stock, par value of $0.001.

The forward stock split is currently under review with the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZURE HOLDING GROUP CORP.
/S/ Olga Chernetckaia
Olga Chernetckaia
President and Director

Date:	June 14, 2013

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